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EXHIBIT 10.1 - FINANCIAL ADVISORY SERVICES AGREEMENT

                                                                    Initials: CB
                                                                              JB

                      FINANCIAL ADVISORY SERVICES AGREEMENT


This Agreement confirms that EMC Holdings Corporation ("EMC") is engaged as an advisor to SpaceDev, Inc. ("SpaceDev", also known and referred to as "SPDV"), its successors, subsidiaries and affiliates (collectively referred to herein as, the "Company"), with respect to financial advisory, market intelligence, corporate finance, and merger and acquisition matters for twelve (12) consecutive months effective June 18, 2001. In consideration of the covenants contained herein, the Parties agree as follows:

During the term of this Agreement, EMC shall provide the Company with such regular and customary advisory services as are reasonably requested by the Company, provided that EMC shall not be required to undertake duties not reasonably within the scope of the advisory services for which it is generally engaged. In the performance of its duties, EMC shall provide the Company with its best judgment and efforts. It is understood and acknowledged by the Parties that the value of EMC's advice is not measurable in a quantitative manner and EMC shall be obligated to render advice, upon the request of the Company, in good faith. EMC's duties may include, but will not necessarily be limited to, the following:

         o Advice regarding the formation of corporate goals and their implementation
         o Advice regarding the financial structure of the Company or its divisions or any programs and projects undertaken by any of the foregoing
         o        Advice regarding obtaining financing
         o Advice regarding corporate organization, personnel, and selection of needed specialty skills
         o        Market Intelligence implementation

The Company acknowledges that EMC and its affiliates are in the business of providing advisory services (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict EMC or its affiliates in conducting such business with respect to others or in rendering such advice to others.

PARTIES AGREE TO THE FOLLOWING TERMS:

         (i) SPDV agrees to pay EMC a cash-consulting fee in the amount of $285,000. This fee shall be satisfied by SPDV paying EMC $23,750 per month. The first month's payment will be pro-rated on the number of days between signing and the end of the month.

                  The Company may elect to pay EMC an amount greater than or less than $23,750 in any particular month by obtaining written approval from EMC. However, the total amount received by EMC pursuant to the term of this agreement shall not exceed $285,000.

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                  In the event EMC accepts more or less than $23,750 in any
                  particular month, the positive or negative balance shall be carried forward and be added or subtracted on a pro-rated basis to the total $285,000 due EMC.

                  If this contract is terminated before expiration, the amount due EMC shall be equal the amount due up to termination. After twelve (12) months if EMC has received less than $285,000, SPDV will be waived of the remaining balance contingent upon having obtained monthly written approvals from EMC.

         (ii)     PAYMENT. SPDV agrees to make payment due to EMC within five
                  (5) business days of the end of each month during the life of the Agreement. SPDV agrees to make all payments immediately as contemplated in this agreement. Any pre-approved out of pocket expenses (see section (xix), incurred by EMC on SPDV's behalf shall be paid in full within ten (10) business days from receipt of expense report. SPDV agrees to issue payment EMC's consulting services as laid out in section (i) sub headings
                  a), b) and c). Upon termination of this Agreement, all monies and fees or any portion thereof owed to EMC up to the date of termination shall be paid in full.

         (iii) CONFIDENTIALITY. "Confidentiality" shall mean either Parties trade secrets, operating systems, marketing strategy, knowledge concerning either Party's customers and their specialized requirements (including and lists and databases pertaining thereto), Parties' network insurance broker and agents, any technical, financial, or commercial data or other information (including without limitation ideas, concepts, know-how, methods, techniques, structures, information or materials marketing and development plans and all written documents. The definition of Confidentiality applies, without regard, to whether any specific matters would be deemed confidential, material, and important. The Parties stipulate that the matters are confidential, material, and important, and gravely affect the effective and successful conduct of the Parties' business.

         (iv) TERM AND TERMINATION. The term of this Agreement shall commence on the effective date, June 18, 2001, and shall remain in effect for a period of twelve (12) months or until terminated as provided herein. It is the intent of the parties that this Agreement shall be renewed for a period of twelve
                  (12) months based on a good faith renegotiation by both Parties of the terms of the Agreement. Termination of this Agreement is at will by either Party upon immediate written notice served on either party either personally, via facsimile transmission, via Federal Express or by United States mail. Section (iii) shall survive the termination of this agreement. Upon termination of this Agreement, all monies and fees or any portion thereof owed to EMC shall be prorated up to the date of termination and shall be paid in full.

         (v) Governing LAW. All questions concerning this Agreement, its construct, and the rights and liabilities of the Parties hereto shall be interpreted and enforced in accordance with the laws of the State of California. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its

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                  Commercial Arbitration Rules in California, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of any dispute arising out of this agreement, the prevailing party shall be entitled to recovery of any costs including attorney fees.

         (vi) MODIFICATION. No modifications to the Agreement may be made unless expressed in writing and agreed to by both Parties.

         (vii) FORCE MAJEURE. Neither Party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that Party's control, including acts of God, civil commotion, strikes, labor disputes, and governmental demands or requirements.

         (viii) GENERAL. The services to be provided by EMC hereunder do not include the giving of tax, legal, regulatory, actuarial or other specialist advice or the provision of' any other services unless EMC specifically agrees in writing to provide such services. EMC has no liability in respect of any services or advice provided to the Company by persons other than EMC (including accountants, legal advisers and other specialist advisers) and the degree to which EMC may rely on the work of such other persons shall not be affected by any limitation of liability for such work agreed between them and the Company.

         (ix) EMC will not be responsible for any due diligence for the Company in relation to any transaction (whether in terms of nature, extent, adequacy or performance). In particular, EMC will not have any responsibility for due diligence which would normally be carried out by specialist advisers (such as accountancy, tax, legal or valuation advisers) notwithstanding that any information or advice from these advisers may be passed on to EMC or passed on by EMC to the Company. It is solely the Company's responsibility to ensure that the information and advice relating to such due diligence is received and considered by the Company and is adequate for the purposes of the transaction.

         (x) Notwithstanding that EMC is not responsible for due diligence, either Party reserves the right at its absolute discretion and for its own purposes to take whatever steps it may consider appropriate to satisfy itself as to the accuracy and completeness of any public documents issued in connection with any transaction. The Company agrees to co-operate fully with EMC in the taking of such steps.

         (xi) In addition to all other charges payable to EMC as per the terms hereof, the, Company agrees to reimburse EMC, upon requests made from time to time, for all of its reasonable pre-approved extraordinary out-of-pocket expenses incurred in connection with its activities under this Agreement including but not limited to, travel fees, mailings etc.

         (xii) EMC agrees to indemnify and hold harmless the Company, its affiliates, officers, directors and employees from and against any losses, claims, damages and liabilities arising from actions taken by EMC not contemplated or within the scope of this Agreement. The Company agrees to indemnify and hold harmless EMC, and EMC agrees to indemnify and hold harmless

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                  the Company and each Parties respective affiliates, officers, directors and employees from and against any losses, claims, damages and liabilities arising from actions taken which were not within the scope of this Agreement pursuant to the terms of the Attached Schedule A Indemnification Agreement. The Attached Schedule A Indemnity Agreement ("the Indemnity Agreement") while written to provide that EMC is indemnified by the Company, it is the intent of the Parties that this Indemnity Agreement be mutual and reciprocal and shall be read for all purposes so that the terms and conditions apply equally to indemnity to or from either Party and the Company shall receive indemnity from EMC under the same terms and conditions as EMC receives indemnity from the Company.

         (xiii) This Agreement, including Schedule A, constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be altered or amended except in writing signed by both parties. This Agreement shall be governed by and construed under the laws of the State of California without regard to principles of conflicts of law thereof. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will, directly or indirectly, with or without the giving of notice or lapse of time, or both: (i) violate any provisions of the Certificate of Incorporation or By-laws of the Company; or (ii) violate, or be in conflict with, or constitute a default under, any agreement, lease, mortgage, debt or obligation of the Company or require the payment, any pre-payment or other penalty with respect thereto.


ACCEPTED AND AGREED TO
SPACEDEV, INC.                                 EMC HOLDINGS CORPORATION


BY:      /s/ James W. Benson                   BY:      Christian Burnett
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                           SCHEDULE A INDEMNIFICATION

Recognizing that matters of the type contemplated in this engagement sometimes result in litigation and that EMC's role is advisory, the Company agrees to indemnify and hold harmless EMC, its affiliates, and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, financing, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of EMC hereunder, and will promptly reimburse the Indemnified Parties for all expenses (including fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of EMC hereunder, or any action or proceeding arising there from (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of EMC, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not EMC or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement; compromise or consent includes an unconditional release of EMC and each other Indemnified Party hereunder from all liability arising out of such Proceeding. In addition, EMC agrees that it will not settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is sought under this Agreement, without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned.

The Company agrees that if any indemnification or reimbursement sought pursuant to this Agreement is held by a court for any reason to not be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Agreement, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand. EMC in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties to the Company and/or its stockholders and to EMC with respect to EMC's engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which EMC is engaged to render financial advisory services bears to (ii) the fees paid to EMC in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by EMC pursuant to such engagement (excluding amounts received by EMC as reimbursement of expenses).

The Company further agrees that no Indemnified Party shall have any liability (whether direct of indirect, in contract or tort or otherwise) to the Company for or in connection with EMC's engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

The indemnity, reimbursement, contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this Agreement or EMC engagement and (iv) whether or not EMC shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.

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